VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
EASTERN TIME ON THE EXPIRATION DATE OF JUNE 22, 2007 (unless extended)

Control No.           Maximum Primary Subscription Shares Available

THE SWISS HELVETIA FUND, INC.
SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE
BOTH SIDES OF THE TEAR-OFF CARD.

          As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares (“Shares”) of Common Stock, $.001 par value per share (the “Common Stock”), of The Swiss Helvetia Fund, Inc. (the “Fund”), shown above pursuant to the primary subscription (as described in the Fund’s prospectus dated May 18, 2007 (the “Prospectus”) and upon the terms and conditions and at the Subscription Price (as defined in the Prospectus) for each Share specified in the Prospectus relating thereto. The Rights represented hereby include the over-subscription privilege (as described in the Prospectus) for Record Date Stockholders (as defined in the Prospectus), pursuant to which Record Date Stockholders who exercise all the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) are entitled to subscribe for additional Shares at the same Subscription Price, subject to certain limitations and subject to allotment. To the extent that sufficient Shares are not available to honor all over-subscription requests, unsubscribed Shares will be allocated pro-rata among those Record Date Stockholders who over-subscribe based on the number of shares of the Fund’s Common Stock they owned on the Record Date.

          Participants in the Fund’s dividend reinvestment plan (the “Plan”) will have any shares of Common Stock acquired pursuant to the primary subscription or over-subscription privilege credited to their stockholder dividend reinvestment accounts in the Plan. Stockholders whose shares are held of record by Cede & Co. or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any Shares acquired during the subscription period credited to the account of Cede & Co. or other depository or nominee. Shares acquired pursuant to the over-subscription privilege will be certificated and stock certificates representing these Shares will be sent directly to Cede & Co. or other depository or nominee. With respect to all other stockholders, stock certificates for all Shares acquired pursuant to the primary subscription or over-subscription privilege will be mailed promptly after payment for the Shares subscribed for has cleared.

THE PRIMARY SUBSCRIPTION RIGHTS ARE TRANSFERABLE

          Payment must be in U.S. dollars. Only money orders or checks drawn on a bank located in the continental United States and made payable to “The Swiss Helvetia Fund, Inc.” and accompanied by an executed Subscription Certificate for such subscription will be accepted. You may request that your bank, trust company or broker (if a member of the New York Stock Exchange) submit a notice of guaranteed delivery on your behalf by 5:00 p.m., Eastern time, on the Expiration Date.

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
EASTERN TIME ON THE EXPIRATION DATE OF JUNE 22, 2007 (unless extended)

Control No.	Rights Represented by this Subscription Certificate Maximum Shares Available

THE SWISS HELVETIA FUND, INC.
SUBSCRIPTION RIGHTS FOR COMMON STOCK
(Complete appropriate section on reverse side of this form)

          The registered holder (the “Holder”) of this Subscription Certificate named below, or assignee, is entitled to the number of Rights shown above to subscribe for the Common Stock, $.001 par value (the “Common Stock”), of The Swiss Helvetia Fund, Inc. (the “Fund”), in the ratio of one share of Common Stock (“Share”) for each three Rights, pursuant to the primary subscription (as defined in the Fund’s prospectus date May 18, 2007 (the “Prospectus”)) and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. To subscribe for Shares the Holder must present to The Colbent Corporation (the “Subscription Agent” or “Colbent”), at or prior to 5:00 p.m., Eastern time, on the Expiration Date of June 22, 2007, either: (a) a properly completed and executed Subscription Certificate and a money order or check in U.S. dollars drawn on a bank located in the United States and payable to “The Swiss Helvetia Fund, Inc.” for an amount equal to the number of Shares subscribed for under the primary subscription and, if eligible, for any additional Shares subscribed for pursuant to the over-subscription privilege (as described in the Prospectus) based upon an estimated Subscription Price; or (b) a notice of guaranteed delivery (as described in the Prospectus) guaranteeing delivery of (i) payment of the full Subscription Price for the Shares of the Fund’s Common Stock subscribed for during the subscription period and, if eligible, any additional Shares subscribed for pursuant to the over-subscription privilege, and (ii) a properly completed and executed Subscription Certificate. Under the over-subscription privilege, Record Date Stockholders who exercise all the Rights issued to them (other that those Rights that cannot be exercised because they represent the right to acquire less than one Share) are entitled to subscribe for additional Shares at the Subscription Price, subject to certain limitations and subject to allotment. Any additional payment required from a Holder must be received by the Subscription Agent by July 16, 2007, unless the Offer is extended. Any excess payment to be refunded by the Fund to a Holder will be mailed by the Subscription Agent to such Holder as promptly as practicable. Holders who have exercised their Rights will have no right to rescind their subscription after receipt of the completed Subscription Certificate together with payment for Shares (either by check or money order or notice of a guaranteed delivery) by the Subscription Agent, except as described in the Prospectus. This Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus. To subscribe pursuant to the primary subscription, three Rights and the estimated Subscription Price, which is $[ ], are required for each Share and to subscribe pursuant to the over-subscription privilege, the estimated Subscription Price in regard for each Share. Payment of $[ ] per Share must accompany the Subscription Certificate. See reverse side for forms.

To subscribe for your primary shares please complete line “A” on the card below.

Example:

88 Shares = 88 Rights (88 Rights will be AUTOMATICALLY rounded down to 87 Rights, the nearest number of Rights divisible by three)

87 Rights divided by 3 = 29 primary shares. The maximum number of primary subscription shares would be 29. Fractional Shares will be dropped.

                  A.    29        x    $_________   =   $________
                      (No. of          (Estimated        (Payment
                      shares)          Subscription        to be
                                        Price)           Remitted)

If you are not exercising in full your primary subscription, check box E below and we will attempt to sell any remaining unexercised Rights.

Please note that $[ ] is an estimated price only. The Subscription Price will be determined on June 22, 2007, the Expiration Date (unless extended) and could be higher or lower than the estimated Subscription Price depending on changes in the net asset value and share price of the Common Stock.

To subscribe for any over-subscription shares please complete line “B” below.

Please Note: Only Record Date Stockholders who have exercised their primary subscription in full may apply for shares pursuant to the over-subscription privilege.

Payment of Shares: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription.

Please reference your Rights card control number on your check, money order or notice of guaranteed delivery.

Return Subscription Certificate by hand, first class mail or overnight courier to: Colbent.

                     By Mail:                              By Hand:                     By Express Mail or Overnight Courier:
           The Swiss Helvetia Fund, Inc.         The Swiss Helvetia Fund, Inc.              The Swiss Helvetia Fund, Inc.
            c/o The Colbent Corporation           c/o The Colbent Corporation                c/o The Colbent Corporation
           Attention: Corporate Actions          Attention: Corporate Actions                Attention: Corporate Actions
                  P.O. Box 859208                     161 Bay State Drive                        161 Bay State Drive
             Braintree, MA 02185-9208                 Braintree, MA 02184                        Braintree, MA 02184

If the aggregate estimated Subscription Price paid by a Record Date Stockholder is insufficient to purchase, at the estimated Subscription Price, the number of shares of Common Stock that the Record Date Stockholder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of Shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first the primary subscription (if not already fully exercised) and second the over-subscription privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate estimated Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Record Date Stockholder has indicated an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first the primary subscription (if not already fully exercised) and second the over-subscription privilege to the full extent of the excess payment tendered.

Expiration Date (June 22, 2007 unless extended)

_________________________________________
PLEASE FILL IN ALL APPLICABLE INFORMATION
_________________________________________

A.       Primary Subscription      ___________ + 3 =      ____________    x      $___________   =               $___________
         (3 Rights =               (Rights                (No. of Shares)        (Estimated
         1 Share)                  Exercised)                                    Subscription Price)

B.       Over-Subscription                                ____________    x      $___________   =               $___________
         Privilege                                        (No. of Shares)        (Estimated
                                                                                 Subscription Price)
C.       Amount of Check Enclosed                                                                           =   $___________
         (A + B or amount in notice of guaranteed delivery)

D.       The following broker-dealer is being designated as having
         been instrumental in the exercise of this Subscription
         Right:

         UBS Securities LLC

         ___________________________
         Representative

         Name:

                   ______________________
E.       Sell any remaining Rights.        [  ]

F.       Sell all of my Rights.            [  ]

SECTION 1.

TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL: If I have checked either box on line E or line F, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

_____________________________________________

_____________________________________________
(Signature(s) of Subscriber(s)/Seller(s))

_____________________________________________

_____________________________________________
(Address for delivery of shares if other than
shown on front)

If permanent change of address, check here [ ]

Please give your telephone number:

(   ) _________________

Please give your e-mail address:

_____________________________________________

SECTION 1. TO TRANSFER RIGHTS (except pursuant to E or F above): For value received, ______________ of the Rights represented by this Subscription Certificate are assigned to:

_____________________________________________
(Print Full Name of Assignee/Social Security Number)

_____________________________________________
(Print Full Address)

_____________________________________________
(Print Full Address)

_____________________________________________

_____________________________________________
(Signature(s) of Assignor(s))

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate. Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include: a) a commercial bank or trust company, or b) a member firm of a domestic stock exchange, or c) a savings bank or credit union.

Signature Guaranteed By	_________________________________ (name of Bank or Firm) _________________________________ (Signature of Officer and Title)